SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         June 19, 2001
                                                 -------------------------------


                                NBT Bancorp Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-14703                 16-1268674
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   (State or Other Jurisdiction     (Commission           (IRS Employer
         of Incorporation)          File Number)          Identification Number)


  52 South Broad Street, Norwich, New York                               13815
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(Address of Principal Executive Office)                               (Zip Code)


Registrant's telephone number, including area code        607/337-2265
                                                   -----------------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

         On June 19, 2001, NBT Bancorp Inc., a Delaware corporation ("NBT"), and CNB Financial Corp., a New York corporation ("CNB"), announced that they had entered into an Agreement and Plan of Merger, dated as of June 19, 2001 (the "Merger Agreement").

         Pursuant to the Merger Agreement, CNB and NBT will merge (the "Merger"), with NBT being the surviving corporation, to create a holding company with assets of $3.5 billion. Stockholders of CNB will receive 1.2 shares of NBT common stock for each share exchanged. Based on the June 18, 2001, closing price of NBT common stock on the Nasdaq National Market, the transaction is valued at $140 million or $18.30 per share for the outstanding common stock of CNB. The Merger, which has been unanimously approved by the boards of directors of NBT and CNB, is subject to the approval of each company's stockholders and of banking regulators. The Merger is expected to close in the fourth quarter of 2001 and is intended to be accounted for as a pooling-of-interests and to qualify as a tax-free exchange for CNB stockholders.

         CNB has provided NBT an option to acquire a number of shares of CNB's common stock equal to 2.9% of CNB's common stock outstanding as of the first date the option becomes exercisable. The option is exercisable in the event of certain circumstances involving transactions with third parties, acts of third parties, or break-up of the Merger Agreement.

         The combined company will have a 15-seat board of directors which will be made up of twelve current directors of NBT and three from CNB. Common stockholders of NBT will have ownership of approximately 73 percent of the combined company while CNB's common stockholders will own approximately 27 percent.

         Simultaneously with the Merger, CNB's principal banking subsidiary, Central National Bank, Canajoharie, will merge with and into NBT Bank, N.A., NBT's principal banking subsidiary, with NBT Bank being the surviving bank in the bank merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Not Applicable.

            (b) Not Applicable.

            (c) Exhibits.


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

The following exhibits are filed with this Current Report or incorporated by reference into this Current Report on Form 8-K:

Exhibit
Number      Description
------      -----------

2.1 Agreement and Plan of Merger, dated as of June 19, 2001, by and between NBT Bancorp Inc. and CNB Financial Corp.

2.2 Form of Agreement of Merger between Central National Bank, Canajoharie, and NBT Bank, National Association, is attached as
            Exhibit II to the Agreement and Plan of Merger, which is filed as
            Exhibit 2.1 above.

2.3 CNB Stock Option Agreement, dated June 19, 2001, by and between CNB Financial Corp. as "Issuer" and NBT Bancorp Inc. as "Grantee" is attached as Exhibit III to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 above.

2.4 Form of Voting Agreement between various stockholders of CNB Financial Corp. and NBT Bancorp Inc. is attached as Exhibit IV to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 above.

99.1        Press release dated June 19, 2001.







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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NBT BANCORP INC.


                                                 By:  /s/ Michael J. Chewens
                                                      --------------------------
                                                 Name:  Michael J. Chewens
                                                 Title: Executive Vice President


Date: June 22, 2001



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


                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of June 19, 2001, by and between NBT Bancorp Inc. and CNB Financial Corp.

2.2 Form of Agreement of Merger between Central National Bank, Canajoharie, and NBT Bank, National Association, is attached as
            Exhibit II to the Agreement and Plan of Merger, which is filed as
            Exhibit 2.1 above.

2.3 CNB Stock Option Agreement, dated June 19, 2001, by and between CNB Financial Corp. as "Issuer" and NBT Bancorp Inc. as "Grantee" is attached as Exhibit III to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 above.

2.4 Form of Voting Agreement between various stockholders of CNB Financial Corp. and NBT Bancorp Inc. is attached as Exhibit IV to the Agreement and Plan of Merger, which is filed as Exhibit 2.1 above.

99.1        Press release dated June 19, 2001.



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